Exhibit 99.1

Contact:

J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Record First Quarter 2019 Revenue and

Backlog and Increased Annual Guidance

•	Strong First Quarter Results with Record Revenue of $1.5 Billion and Record 18-month Backlog of $8.0 Billion

•	Q1 GAAP Diluted Earnings per Share of $0.57. Adjusted Diluted Earnings per Share $0.58, $0.15 Above Guidance Expectation

•	Q1 Adjusted EBITDA of $140 million, $14 Million Above Guidance Expectation

•	Increasing 2019 Annual Guidance for Diluted Earnings per Share, Adjusted EBITDA and Adjusted Diluted Earnings per Share

Coral Gables, FL (May 2, 2019) — MasTec, Inc. (NYSE: MTZ) today announced higher than expected first quarter financial results, record backlog, and increased 2019 guidance.

•

First quarter 2019 revenue was a record $1.5 billion, an 8.7% increase compared with $1.4 billion for the same period last year. GAAP net income was $43.1 million, or $0.57 per diluted share, compared to $26.5 million, or $0.32 per diluted share, in the first quarter of 2018. GAAP results exceeded the Company’s previously announced diluted earnings per share expectation by $0.18.

•

First quarter 2019 adjusted net income, a non-GAAP measure, was $43.6 million. Adjusted diluted earnings per share, a non-GAAP measure, was $0.58 exceeding the Company’s previously announced first quarter 2019 expectation by $0.15.

•	First quarter 2019 adjusted EBITDA, also a non-GAAP measure, was $140 million, exceeding the Company’s previously announced first quarter 2019 expectation by approximately $14 million.

•

The Company also announced record 18-month backlog as of March 31, 2019 of $8.0 billion, a $310 million sequential increase when compared to fourth quarter 2018 and a $449 million increase compared to the first quarter of 2018.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We are proud to report strong first quarter financial results, above expectations, as well as a new record backlog level which achieved an $8 billion level for the first time in Company history. This demonstrates the significant strength in demand for our services across multiple markets.”

Mr. Mas continued, “We are pleased that our strong confidence and visibility into continued growth prospects allow us to increase our 2019 annual guidance expectations to new record levels and we look forward to continued improvement in 2020 and beyond.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “Our increased 2019 guidance expectations represent record levels of annual revenue, cash flow from operations, and adjusted diluted earnings per share. Our balance sheet remains in excellent shape, providing us ample liquidity to support various multi-year growth opportunities ahead of us.”

Based on the information available today, the Company is providing initial second quarter guidance, and increasing 2019 annual guidance expectations. The Company currently estimates 2019 annual revenue will approximate $7.6 billion, a record level. 2019 annual GAAP net income and diluted earnings per share are expected to approximate $335 million and $4.41, respectively. 2019 annual adjusted EBITDA, a non-GAAP measure, is expected to approximate $795 million, or 10.5% of revenue, and 2019 annual adjusted diluted earnings per share, a non-GAAP measure, is expected to approximate $4.55, a 21% increase over 2018.

For the second quarter of 2019, the Company expects revenue to approximate $1.8 billion. Second quarter 2019 GAAP net income is expected to approximate $81 million with GAAP diluted earnings per share expected to approximate $1.07. Second quarter 2019 adjusted EBITDA, a non-GAAP measure, is expected to approximate $200 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $1.11.

Senior Management will hold a conference call to discuss these results on Friday, May 3, 2019, at 9:00 a.m. Eastern time. The call-in number for the conference call is (323) 794-2588 or (888) 220-8451 and the replay number is (719) 457-0820, with a pass code of 4843054. The replay will run for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the investor relations section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended March 31, 2019 and 2018:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2019	2018

Revenue	$1,518,340	$1,396,834

Costs of revenue, excluding depreciation and amortization	1,312,048	1,237,299

Depreciation and amortization	59,031	49,940

General and administrative expenses	72,616	63,622

Interest expense, net	22,258	17,058

Equity in earnings of unconsolidated affiliates	(6,260)	(5,585)

Other expense (income), net	3,507	(3,089)

Income before income taxes	$55,140	$37,589

Provision for income taxes	(12,033)	(11,126)

Net income	$43,107	$26,463

Net loss attributable to non-controlling interests	(5)	(97)

Net income attributable to MasTec, Inc.	$43,112	$26,560

Earnings per share:

Basic earnings per share	$0.57	$0.33

Basic weighted average common shares outstanding	74,991	81,150

Diluted earnings per share	$0.57	$0.32

Diluted weighted average common shares outstanding	75,578	82,221

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	March 31, 2019	December 31, 2018
Assets

Current assets	$2,262,059	$2,168,989

Property and equipment, net	799,479	747,808

Operating lease assets	223,106	—

Goodwill and other intangibles, net	1,333,710	1,269,720

Other long-term assets	242,039	253,436

Total assets	$4,860,393	$4,439,953

Liabilities and Equity

Current liabilities	$1,262,652	$1,283,611

Long-term debt, including financed leases	1,539,294	1,324,223

Long-term operating lease liabilities	153,850	—

Long-term deferred tax liabilities, net	274,900	263,687

Other long-term liabilities	195,965	176,408

Total equity	1,433,732	1,392,024

Total liabilities and equity	$4,860,393	$4,439,953

Condensed Unaudited Consolidated Statements of Cash Flows (In thousands)
	For the Three Months Ended March 31,
	2019	2018

Net cash (used in) provided by operating activities	$(46,807)	$83,501

Net cash used in investing activities	(111,203)	(30,856)

Net cash provided by (used in) financing activities	173,773	(53,458)

Effect of currency translation on cash	9	722

Net increase (decrease) in cash and cash equivalents	15,772	(91)

Cash and cash equivalents—beginning of period	$27,422	$40,326

Cash and cash equivalents—end of period	$43,194	$40,235

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31,
Segment Information	2019	2018

Revenue by Reportable Segment
Communications	$612.8	$627.1
Oil and Gas	621.3	536.5
Electrical Transmission	94.9	114.0
Power Generation and Industrial	189.4	117.6
Other	0.0	1.9
Eliminations	(0.1)	(0.3)
Corporate	—	—

Consolidated revenue	$1,518.3	$1,396.8

	For the Three Months Ended March 31,
	2019	2018
Adjusted EBITDA by Reportable Segment
EBITDA	$136.4	$104.6
Non-cash stock-based compensation expense	3.7	3.2

Adjusted EBITDA	$140.1	$107.8

Reportable Segment:
Communications	$45.3	$82.1
Oil and Gas	107.4	33.0
Electrical Transmission	3.8	4.6
Power Generation and Industrial	3.2	4.8
Other	6.2	5.9
Corporate	(25.8)	(22.6)

Adjusted EBITDA	$140.1	$107.8

	For the Three Months Ended March 31,
	2019	2018
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	9.0%	7.5%
Non-cash stock-based compensation expense	0.2%	0.2%

Adjusted EBITDA margin	9.2%	7.7%

Reportable Segment:
Communications	7.4%	13.1%
Oil and Gas	17.3%	6.2%
Electrical Transmission	4.0%	4.0%
Power Generation and Industrial	1.7%	4.1%
Other	NM	304.3%
Corporate	NA	NA

Adjusted EBITDA margin	9.2%	7.7%

[NM—Percentage is not meaningful]

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31,
	2019	2018

EBITDA and Adjusted EBITDA Reconciliation

Net income	$43.1	$26.5

Interest expense, net	22.3	17.1

Provision for income taxes	12.0	11.1

Depreciation and amortization	59.0	49.9

EBITDA	$136.4	$104.6

Non-cash stock-based compensation expense	3.7	3.2

Adjusted EBITDA	$140.1	$107.8

	For the Three Months Ended March 31,
	2019	2018

EBITDA and Adjusted EBITDA Margin Reconciliation

Net income	2.8%	1.9%

Interest expense, net	1.5%	1.2%

Provision for income taxes	0.8%	0.8%

Depreciation and amortization	3.9%	3.6%

EBITDA margin	9.0%	7.5%

Non-cash stock-based compensation expense	0.2%	0.2%

Adjusted EBITDA margin	9.2%	7.7%

	For the Three Months Ended March 31,
	2019	2018

Adjusted Net Income Reconciliation

Net income	$43.1	$26.5

Non-cash stock-based compensation expense	3.7	3.2

Income tax effect of adjustments (a)	(3.2)	(0.9)

Adjusted net income	$43.6	$28.8

	For the Three Months Ended March 31,
	2019	2018

Adjusted Diluted Earnings per Share Reconciliation

Diluted earnings per share	$0.57	$0.32

Non-cash stock-based compensation expense	0.05	0.04

Income tax effect of adjustments (a)	(0.04)	(0.01)

Adjusted diluted earnings per share	$0.58	$0.35

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended June 30, 2019 Est.	For the Three Months Ended June 30, 2018
EBITDA and Adjusted EBITDA Reconciliation
Net income	$81	$80.4
Interest expense, net	22	20.8
Provision for income taxes	28	35.8
Depreciation and amortization	64	51.7

EBITDA	$196	$188.7

Non-cash stock-based compensation expense	4	3.4
Project results from non-controlled joint venture	—	(1.0)

Adjusted EBITDA	$200	$191.1

	Guidance for the Three Months Ended June 30, 2019 Est.	For the Three Months Ended June 30, 2018
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.5%	5.0%
Interest expense, net	1.2%	1.3%
Provision for income taxes	1.6%	2.2%
Depreciation and amortization	3.6%	3.2%

EBITDA margin	10.9%	11.7%

Non-cash stock-based compensation expense	0.2%	0.2%
Project results from non-controlled joint venture	—%	(0.1)%

Adjusted EBITDA margin	11.1%	11.8%

	Guidance for the Three Months Ended June 30, 2019 Est.	For the Three Months Ended June 30, 2018
Adjusted Net Income Reconciliation
Net income	$81	$80.4
Non-cash stock-based compensation expense	4	3.4
Project results from non-controlled joint venture	—	(1.0)
Income tax effect of adjustments (a)	(1)	(0.8)
Statutory tax rate effects	—	1.5

Adjusted net income	$84	$83.5

	Guidance for the Three Months Ended June 30, 2019 Est.	For the Three Months Ended June 30, 2018
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.07	$1.01
Non-cash stock-based compensation expense	0.06	0.04
Project results from non-controlled joint venture	—	(0.01)
Income tax effect of adjustments (a)	(0.01)	(0.01)
Statutory tax rate effects	—	0.02

Adjusted diluted earnings per share	$1.11	$1.04

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$335	$259.2	$348.9
Interest expense, net	87	82.6	61.0
Provision for income taxes	114	106.1	22.9
Depreciation and amortization	243	212.9	188.0

EBITDA	$779	$660.8	$620.9

Non-cash stock-based compensation expense	16	13.5	15.7
Goodwill impairment	—	47.7	—
Project results from non-controlled joint venture	—	(1.0)	7.9
Restructuring charges	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.7

Adjusted EBITDA	$795	$721.0	$645.6

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

EBITDA and Adjusted EBITDA Margin Reconciliation

Net income	4.4%	3.8%	5.3%

Interest expense, net	1.1%	1.2%	0.9%

Provision for income taxes	1.5%	1.5%	0.3%

Depreciation and amortization	3.2%	3.1%	2.8%

EBITDA margin	10.2%	9.6%	9.4%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%

Goodwill impairment	—%	0.7%	—%

Project results from non-controlled joint venture	—%	(0.0)%	0.1%

Restructuring charges	—%	—%	0.0%

Charges (recoveries) from multi-employer pension plan withdrawals	—%	—%	0.0%

Adjusted EBITDA margin	10.5%	10.4%	9.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Adjusted Net Income Reconciliation

Net income	$335	$259.2	$348.9

Non-cash stock-based compensation expense	16	13.5	15.7

Goodwill impairment	—	47.7	—

Project results from non-controlled joint venture	—	(1.0)	7.9

Restructuring charges	—	—	0.6

Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.7

Income tax effect of adjustments (a)	(6)	(6.0)	(11.6)

Statutory tax rate effects	—	(12.8)	(120.1)

Adjusted net income	$345	$300.6	$241.9

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Adjusted Diluted Earnings per Share Reconciliation

Diluted earnings per share	$4.41	$3.26	$4.22

Non-cash stock-based compensation expense	0.22	0.17	0.19

Goodwill impairment	—	0.60	—

Project results from non-controlled joint venture	—	(0.01)	0.10

Restructuring charges	—	—	0.01

Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.01

Income tax effect of adjustments (a)	(0.09)	(0.08)	(0.14)

Statutory tax rate effects	—	(0.16)	(1.46)

Adjusted diluted earnings per share	$4.55	$3.77	$2.92

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation, including renewables; heavy civil; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks associated with potential environmental issues and other hazards from our operations; risks related to our strategic arrangements, including our equity investees; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures, including the effect of corporate income tax reform; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multi-employer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor, general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.